SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 to
                                   FORM 10-SB

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                            OF SMALL BUSINESS ISSUERS

                         Under Section 12(b) or 12(g) of
                       The Securities Exchange Act of 1934

                           DESERT WEST MARKETING, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

2505 Rancho Bel Air, Las Vegas, Nevada                         89107
(Address of registrant's principal executive offices)       (Zip Code)

                                  702.240.0124
              (Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:

Title of each class                       Name of Each Exchange on which
to be so registered:                      each class is to be registered:
--------------------                      -------------------------------

        None                                        None

Securities to be registered under Section 12(g) of the Act:

         Common Stock, par value $.001
         -----------------------------
              (Title of Class)

                                   Copies to:

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                                Attorneys-at-Law
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
                                   Page 1 of 3

Item 4. Security Ownership of Certain Beneficial Owners and Management. The directors and principal executive officers of the issuer do not own any of the issuer's common stock, nor do they hold any rights to purchase the issuer's common stock, either by warrant or option. Beneficial owners of 5% or more of the issuer's issued and outstanding common stock are specified below.

                                                  Amount and
                Name and Address                  Nature of          Percent of
Title of Class  of Owner                          Owner              Class
--------------  ---------------                   ----------         -----------

Common Stock    Richard Reincke                   183,333 shares      6.9%
                4900 E. Chapman                   Shareholder
                Orange, CA 92869

Common Stock    Thomas Krucker                    1,100,000 shares   41.0%
                2505 Rancho Bel Air               Shareholder
                Las Vegas, NV 89107

Common Stock    Thomas E. Stepp, Jr.              366,667 shares     13.8%
                1301 Dove St. #460                Shareholder
                Newport Beach, CA 92660

                Total shares beneficially
                owned by all officers and
                directors as a group              0 shares            0.0%

                                   SIGNATURES

In accordance with the provisions of Section 12 of the Securities Exchange Act of 1934, Desert West Marketing, Inc. has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 29, 1999.

                                             Desert West Marketing, Inc.,
                                             a Nevada corporation

                                             /s/ Russell Seedborg
                                             By: Russell Seedborg
                                             President